UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2008

SOUTHERN STAR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

20-2514234

(IRS Employer Identification No.)

152 – 110 Cypress Station Drive, Houston, Texas 77090

(Address of principal executive offices and Zip Code)

(832) 375-0330

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2008, we entered into a stock option agreement with William David Gibbs granting him the right to purchase up to an aggregate of 1,000,000 shares of our common stock at an exercise price of $1.00 per share exercisable for a period of five years pursuant to our Stock Option Plan. The 1,000,000 stock options shall vest in accordance with the following schedule:

(i)	Three hundred thirty-three thousand three hundred and thirty-four (333,334) stock options shall vest on June 4, 2009;
(ii)	Three hundred thirty-three thousand three hundred and thirty-three (333,333) stock options shall vest on June 4, 2010; and
(iii)	Three hundred thirty-three thousand three hundred and thirty-three (333,333) stock options shall vest on June 4, 2011.

Mr. Gibbs will only be able to exercise the options if he is a director and/or officer at the time of exercise of any such options.

Please review the stock option agreement, filed as Exhibit 10.1 to this current report on Form 8-K for a complete description of all of the terms and conditions of the stock option agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On June 4, 2008, we granted stock options to William David Gibb to purchase up to an aggregate of 1,000,000 shares of our common stock at an exercise price of $1.00 per share, exercisable until June 4, 2013. The options are subject to vesting provisions as set forth in the stock option agreement dated June 4, 2008. We issued the stock options to one US person (as that term is defined in Regulation S of the Securities Act of 1933) who is an accredited investor, relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

10.1	Stock Option and Subscription Agreement dated June 4, 2008 with William David Gibbs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR ENERGY INC.

By: /s/ William David Gibbs

Name: William David Gibbs

Title: Chief Executive Officer, President

Secretary and Treasurer

Dated: June 23, 2008

CW1953536.1